Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
NexPoint Real Estate Finance, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas
December 31, 2020